Exhibit 4.14

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

QUALIGEN, INC.

WARRANT TO PURCHASE

SERIES C CONVERTIBLE PREFERRED STOCK

__________ __, 20__

THIS CERTIFIES THAT, for good and valuable consideration received, ___________, (“Employee”) or any person to whom this Warrant may be transferred (in compliance with the assignment restrictions hereof) and who has become a registered holder of this Warrant, is entitled to subscribe for and purchase from Qualigen, Inc., a Delaware corporation (the “Company”), ______ fully paid and non-assessable shares of the Series C Convertible Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), of the Company, at a Warrant exercise price of $____ per share (the “Exercise Price”).

This Warrant is fully vested and may be exercised in whole or in part at any time or from time to time until 5:00 p.m., San Diego, California time, on __________ __, 20__ the date that is ten (10) years from the date of this Warrant.

This Warrant is subject to the following provisions, terms and conditions.

1. Exercise. Subject to the vesting provisions set forth above, if any, the rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed, if required) at the principal office of the Company and upon payment to it by check of the aggregate Exercise Price for such shares.

2. Issuance of Series C Preferred Stock. The Company agrees that the shares of Series C Preferred Stock purchased hereby shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of Series C Preferred Stock so purchased shall be promptly delivered to the holder hereof and in no event later than five (5) business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Series C Preferred Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

3. Covenants of Company. The Company covenants and agrees that all shares of Series C Preferred Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Series C Preferred Stock and Common Stock to provide for the exercise of the rights represented by this Warrant and the conversion of any Series C Preferred Stock received on exercise or conversion of this Warrant.

4. Anti-dilution Adjustments. The above provisions are, however, subject to the following:

(a) In the event the outstanding shares of Series C Preferred Stock shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Series C Preferred Stock in shares of Series C Preferred Stock, the applicable Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of Series C Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Series C Preferred Stock (such stock, securities or assets being hereinafter referred to as “substituted property”) with respect to or in exchange for such Series C Preferred Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Series C Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such substituted property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series C Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any substituted property thereafter purchasable and receivable upon the exercise of this Warrant.

(c) In the event the Company at any time makes, or fixes a record date for the determination of holders of Series C Preferred Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than dividends or distributions described in Section 4(a) of this Warrant), then and in each such event thereafter the holder of this Warrant upon the exercise thereof will be entitled to receive the number of shares of Series C Preferred Stock purchased at the Exercise Price then in effect, and, in addition and without payment therefor, the amount of securities of the Company that such holder would have received had such holder exercised this Warrant on the date of such event.

(d) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Company, any reclassification or re-capitalization of the Company’s capital stock, any consolidation or merger with or into another Company, any transfer of all or substantially all of the assets of the Company or any dissolution, liquidation or winding up of the Company, the Company shall mail to the Warrant holder at least twenty (20) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or any of the other events listed above.

(e) No fractional shares of Series C Preferred Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which any holder would otherwise be entitled upon exercise of this Warrant, the Company shall pay cash equal to such fraction multiplied by the then effective Exercise Price.

5. Series C Preferred Stock. As used herein, the term “Series C Preferred Stock” shall mean and include the Company’s presently authorized shares of Series C Preferred Stock. However, the shares purchasable pursuant to this Warrant shall include shares designated as Series C Preferred Stock of the Company on the date of original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation or merger provided for in paragraph 4(b) above, the stock, securities or assets provided for in such paragraph.

6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

7. Transfer of Warrant or Resale of Series C Preferred Stock.

(a) The holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor any of the shares of Series C Preferred Stock issuable upon exercise hereof have been registered under the Securities Act of 1933 (the “Securities Act”) or any applicable state securities or blue sky laws and that this Warrant or such shares may only be transferred in accordance with this Section 7. The holder of this Warrant, by acceptance hereof, represents that it has acquired this Warrant for investment and not with a view to distribution of this Warrant or the shares of Series C Preferred Stock issuable upon exercise hereof within the meaning of the Securities Act and the rules and regulations thereunder.

(b) The holder of this Warrant shall have the right to transfer all or any portions the Warrant to accredited affiliates and shall notify the Company in writing of any such transfer(s). On any other proposed transfers, the holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant, in whole or in part, or transferring any shares of Series C Preferred Stock issued upon the exercise hereof, of such holder’s intention to do so, describing briefly the manner of any proposed exercise or transfer. If in the opinion of counsel for the transferor reasonably acceptable to the Company the proposed exercise or transfer may be effected without registration or qualification (under federal and any applicable state securities or blue sky laws), the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to exercise or transfer this Warrant or to dispose of the shares of Series C Preferred Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for shares of Series C Preferred Stock issued upon the exercise hereof respecting restrictions upon transfer thereof necessary or advisable in the opinion of such counsel to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities or blue sky laws. If in the opinion of such counsel, the proposed exercise or transfer of this Warrant or of the shares of Series C Preferred Stock issued upon exercise hereof (as described in the written notice given pursuant to this Section 7) may not be effected without registration or qualification of this Warrant or such shares, the Company shall promptly give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

8. Registration Rights. The holder of this Warrant shall have certain registration rights under the terms of this Warrant with respect to the shares of Common Stock or shares of any other securities issued or issuable upon conversion of the Series C Preferred Stock issuable upon exercise of this Warrant as provided in the Registration Rights Agreement.

9. Converted Warrant. At its option, and subject to the vesting provisions set forth above, if any, Employee may request pursuant to this Section 9 that the Company exchange this Warrant for a particular number of shares of Series C Preferred Stock subject to the Warrant (the “Converted Warrant Shares”) by delivering to the Company, without payment by Employee of the Exercise Price, that number of shares of Series C Preferred Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the Fair Market Value (as determined (i) by reference to the current market price based upon the last sales price, or bid price if there was no sale, if the shares of Series C Preferred Stock is publicly traded or (ii) by the Board of Directors acting in good faith if the Series C Preferred Stock is not publicly traded) of a single share of Series C Preferred Stock, determined in each case as of the close of business on the date of exercise of the Warrant. The “Net Value” of the Converted Warrant Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Warrant Shares from the aggregate Fair Market Value of the Converted Warrant Shares. All other provisions of the Warrant shall apply to any such exchange of the Warrant pursuant to the terms of this Section 9.

10. Change of Control. Notwithstanding anything in this Agreement, if there is a change in control of the Company in connection with an acquisition of all or substantially all of the Company, its business, stock or assets by a third person or entity, this Warrant shall immediately become fully vested and immediately exercisable. Notwithstanding anything in this Agreement, if the holder of this Warrant is an employee with the Company and employment is terminated, only the fully vested portion of the Warrant at the time of termination of employment will be exercisable. The unvested portion will immediately and completely terminate and be of no further force or effect at the time of termination of employment.

11. Miscellaneous.

(a) Subject to the provisions of section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

(b) This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Series C Preferred Stock that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

(c) This Warrant shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

QUALIGEN, INC.

By
Michael Poirier
President & CEO

FORM OF ASSIGNMENT
(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ this Warrant, and appoints the Secretary of the Company or other authorized officer to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:___________________

In the presence of:

Signature:__________________________________
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:	Qualigen, Inc. (the “Company”)

The undersigned ___________________

Please insert Social Security or other identifying number of Subscriber:

_________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________________ shares of the Series C Preferred Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $___________________, such payment being made as provided on the face of this Warrant.

The undersigned requests that certificates for such shares of Series C Preferred Stock be issued as follows:

Name:	________________________________________________

Address:	________________________________________________
________________________________________________
Deliver to:	________________________________________________

Address:	________________________________________________

and, if such number of shares of Series C Preferred Stock shall not be all the shares of Series C Preferred Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Series C Preferred Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:_____________________________

Signature:__________________________________
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever.